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                                                                    Exhibit 10.8

                                   [FORM OF]

                          IMPLANT SCIENCES CORPORATION

                  EMPLOYEE AGREEMENT ON IDEAS, INVENTIONS, AND

                            CONFIDENTIAL INFORMATION


         In consideration of my employment by IMPLANT SCIENCES CORPORATION
(ISC), I agree as follows:

         1. Both during and after my employment by ISC, I will not disclose to anyone outside of ISC, except as authorized by ISC, or use in any way other than in ISC's interest, any information**** or material*** relating to the actual or prospective business of ISC or of any such affiliated company of ISC (including information or material received by ISC or by any such affiliated company from others) which is of a secret or confidential nature. Nor will I remove any such material from the premises of ISC or of ISC's affiliated companies, except for use in ISC's interest.

         2. I will not submit any writing for publication or deliver any speech that contains any information relating to the actual or prospective business of ISC or of any affiliated company of ISC, unless I receive advance written clearance from ISC permitting me to do so.

         3. I hereby assign to ISC all of my right, title and interest in and to any inventions or ideas, patentable or not, that I may make or conceive, alone or with others, during the period of time in which I am employed by ISC, and that relate in any way to the actual or prospective business of ISC or of any affiliated company of ISC.

         4. I will disclose routinely to ISC all inventions and ideas covered by paragraph 3 (an will maintain for ISC's benefit such engineering and other notebooks in this connection as ISC may prescribe), and I will, upon request, both during and after my employment by ISC, execute specific assignments and take any action necessary to enable ISC to secure patents.

         5. I acknowledge that I am subject to immediate dismissal by ISC for any breach of this Agreement and that such a breach will not relieve me from my continuing obligations under this Agreement or from the imposition by a court of any remedies such as money damages or an injunction, for such a breach.

         6. This is my entire agreement with ISC with respect to its subject matter as of its date, superseding any prior negotiations and agreements. This Agreement may not be changed in any respect except by a written agreement signed by both myself and an executive officer of ISC.

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         ****This agreement covers all information concerning technical, administrative, management, financial and marketing activities (such as design and procurement specifications, procedures, manufacturing processes, marketing plans and strategies, customer names and cost and financial data) and physical embodiments of such information (such as drawing, specification sheets, recording media for machine information processing systems, documentation, contracts, reports, customer lists, manuals, quotations, correspondence and samples).


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         7.       I represent, to the best of my knowledge, that I have no
                  agreements with or obligations to others in conflict with the foregoing.

Executed under seal.
Witness:                            Signed:
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Print name:                         Print name:
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                                    Date:

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